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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of The FINOVA Group Inc. on Form S-4 filed with the Securities and Exchange Commission on March 2, 1999 of our report dated February 10, 1999, appearing in the Prospectus, which is a part of such Post-Effective Amendment No. 1 to the Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.


                                          /s/ DELOITTE & TOUCHE LLP
                                          --------------------------------------
                                          Deloitte & Touche LLP
Phoenix, Arizona

March 9, 1999